Exhibit 10.3

TRANSITION SERVICES AGREEMENT

BETWEEN

EXTERRAN HOLDINGS, INC.

(to be renamed Archrock, Inc.)

AND

EXTERRAN CORPORATION

DATED AS OF NOVEMBER 3, 2015

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into effective as of November 3, 2015 by and between Exterran Holdings, Inc. (to be renamed Archrock, Inc.), a Delaware corporation (“RemainCo”), and Exterran Corporation, a Delaware corporation (“SpinCo”). RemainCo and SpinCo are sometimes herein referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in Article I.

RECITALS

WHEREAS, the Board of Directors of RemainCo has determined that it is appropriate, advisable and in the best interests of RemainCo and its stockholders to separate the SpinCo Business from the RemainCo Business and to create a new publicly traded company that will operate the SpinCo Business;

WHEREAS, RemainCo, Exterran General Holdings LLC, Exterran Energy Solutions, L.P., a Delaware limited partnership and indirect wholly owned subsidiary of RemainCo (“EESLP”), SpinCo, AROC Corp., a Delaware corporation and wholly owned subsidiary of EESLP (“Controlled”), EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC, and Archrock Services, L.P., have entered into the Separation and Distribution Agreement, dated November 3, 2015 (the “Separation Agreement”), in connection with the separation of the SpinCo Business from RemainCo and the distribution of SpinCo Common Stock to stockholders of RemainCo;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements (collectively, the “Ancillary Agreements”), including this Agreement, in order to facilitate and provide for the separation of SpinCo and its Subsidiaries from RemainCo; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for RemainCo, or its Affiliates, to provide to SpinCo and for SpinCo, or its Affiliates, to provide to RemainCo, certain corporate, general and administrative services described herein on an interim, transitional basis.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, RemainCo and SpinCo hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1            Definitions. As used herein, the following terms shall have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement:

“Additional Services” has the meaning ascribed to such term in Section 2.1(c).

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“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement, no member of the SpinCo Group shall be deemed to be an Affiliate of any member of the RemainCo Group, and no member of the RemainCo Group shall be deemed to be an Affiliate of any member of the SpinCo Group.

“Applicable Rate” means the Prime Rate plus one and one-half percent (1.5%), or such lower rate as may from time to time represent the maximum rate of interest payable under applicable Law.

“Applicable Services Initial Term” has the meaning ascribed to such term in Section 2.1(g)(i).

“Applicable Services Termination Date” has the meaning ascribed to such term in Section 2.1(g)(ii).

“Direct Charges” has the meaning ascribed to such term in Section 2.2(c).

“Distribution Date” means the date on which RemainCo, through the Agent, distributes all of the issued and outstanding shares of SpinCo Common Stock to holders of RemainCo Common Stock in the External Distribution.

“Effective Time” means 11:59 p.m. Eastern Time, or such other time as RemainCo may determine, on the Distribution Date.

“Expiration Date” means the latest to occur of the Applicable Services Termination Dates.

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been reasonably foreseen by such Party (or such Person) or, if it could have been reasonably foreseen, was unavoidable, and includes acts of God, storms, floods, riots, labor unrest, pandemics, nuclear incidents, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities, or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution or transportation facilities.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, provincial, regional, local, domestic, foreign or multinational, exercising executive, legislative,

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judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any official thereof.

“Group” means either the RemainCo Group or the SpinCo Group, as the context requires.

“Person” means any individual, general or limited partnership, corporation, business trust, joint venture, association, company, limited liability company, unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“RemainCo Additional Services” has the meaning ascribed to such term in Section 2.1(c).

“RemainCo Group” means RemainCo, each Subsidiary of RemainCo immediately after the Effective Time and each Affiliate of RemainCo immediately after the Effective Time, including Controlled and its Subsidiaries (in each case other than any member of the SpinCo Group).

“RemainCo Services”  has the meaning ascribed to such term in Section 2.1(a).

“RemainCo Services Annex” means Annex A attached hereto.

“Service Coordinator” has the meaning ascribed to such term in Section 2.1(d).

“Service Fee” has the meaning ascribed to such term in Section 2.2(a).

“Service Provider” means a member of the RemainCo Group or the SpinCo Group, as applicable, when it is providing Services to a member of the other Party’s Group.

“Service Provider Group” means the RemainCo Group or the SpinCo Group, as applicable, when it is providing Services to a member of the other Party’s Group.

“Service Recipient” means a member of the SpinCo Group or the RemainCo Group, as applicable, when it is receiving Services from a member of the other Party’s Group.

“Service Recipient Group” means the SpinCo Group or the RemainCo Group, as applicable, when it is receiving Services from a member of the other Party’s Group.

“Services” has the meaning ascribed to such term in Section 2.1(a).

“Services Annex” means the RemainCo Services Annex or the SpinCo Services Annex, as applicable.

“SpinCo Additional Services” has the meaning ascribed to such term in Section 2.1(c).

“SpinCo Group” means SpinCo, each Subsidiary of SpinCo immediately after the Effective Time and each Affiliate of SpinCo immediately after the Effective Time, including EESLP and its Subsidiaries following the External Distribution (in each case other than any member of the RemainCo Group).

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“SpinCo Services”  has the meaning ascribed to such term in Section 2.1(a).

“SpinCo Services Annex” means Annex B attached hereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

Section 1.2            Rules of Construction. The Recitals to this Agreement are made a part hereof for all purposes. In this Agreement, terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless otherwise explicitly set forth herein, all references to Sections and Articles refer to sections and articles of this Agreement, and all references to Annexes, Exhibits, Schedules or Attachments refer to annexes, exhibits, schedules or attachments to this Agreement, which are attached hereto and made a part hereof for all purposes. The word “including” means “including, but not limited to.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

ARTICLE II.
PROVISION OF SERVICES

Section 2.1            Provision of Services

(a)           Services to be Provided. Commencing on the Distribution Date, subject to the other provisions of this Agreement and the RemainCo Services Annex and the SpinCo Services Annex, as applicable, the RemainCo Group will use commercially reasonable efforts to provide, or to cause to be provided by its Affiliates, agents or independent contractors, the services set forth in the RemainCo Services Annex to this Agreement (together with any RemainCo Additional Services, the “RemainCo Services”) to the applicable member of the SpinCo Group, and the SpinCo Group will use commercially reasonable efforts to provide, or to cause to be provided by its Affiliates, agents or independent contractors, the services set forth in the SpinCo Services Annex to this Agreement (together with any SpinCo Additional Services, the “SpinCo Services” and the SpinCo Services together with the RemainCo Services, the “Services”) to the applicable member of the RemainCo Group.

(b)           Nature and Quality of Services. The Service Provider warrants that the Services performed shall be performed in accordance with Section 4.14 of this Agreement and, except as otherwise specifically provided by written agreement of the Parties, in the same or similar manner as such Services were performed by RemainCo and its Subsidiaries (including, for purposes of this Section 2.1(b), members of the SpinCo Group) prior to the Distribution Date and at the same general level and with the same general degree of care, attention, accuracy and responsiveness as when performed by the Service Provider for itself, another member of the Service Provider Group or third parties.

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(c)           Additional Services. Prior to the Expiration Date, if one Party identifies any commercial or other service that it needs to assure a smooth and orderly transition of the SpinCo Business or the RemainCo Business, as applicable, in connection with the consummation of the transactions contemplated by the Separation Agreement, and that is not otherwise governed by the provisions of the Separation Agreement or any Ancillary Agreement, the Parties will discuss whether there is a mutually acceptable basis on which the other Party will provide such service, which such other Party may agree or decline to provide at its sole discretion. Any such additional services that the RemainCo Group may agree to provide to the SpinCo Group are herein referred to as “RemainCo Additional Services” and any such additional services that the SpinCo Group may agree to provide to the RemainCo Group are herein referred to as “SpinCo Additional Services” and, together with RemainCo Additional Services, “Additional Services.” Any change to the volume or nature of the Services or the location where such Services are to be provided shall be subject to the mutual agreement of the Parties.

(d)           Service Coordinators.  Each Party will appoint in writing a representative to act as the primary contact with respect to the provision of the Services and the resolution of disputes under this Agreement (each such person, a “Service Coordinator”). The initial Service Coordinators shall be the individuals identified on Annex C hereof.  Neither Party may change its respective Service Coordinator without the prior written consent of the other Party (which consent shall not be unreasonably withheld).  The Service Coordinators shall meet as expeditiously as possible to resolve any dispute arising hereunder, and any dispute that is not resolved by the Service Coordinators within thirty (30) days shall be resolved in accordance with the dispute resolution procedures set forth in Article VI of the Separation Agreement. Each Party may treat an act of a Service Coordinator of the other Party that is consistent with the provisions of this Agreement as being authorized by such other Party without inquiring behind such act or ascertaining whether such Service Coordinator had authority to so act; provided, however, that no such Service Coordinator shall have authority to amend this Agreement.

(e)           Access; Books and Records. Each Service Recipient shall, for so long as Services are being provided under this Agreement, provide its Service Providers and their respective authorized representatives with reasonable access, following any Service Provider’s request for such access provided in writing no less than three (3) Business Days in advance, during normal business hours, to such Service Recipient’s facilities, books and records to the extent reasonably required to perform the Services.

(f)            Limitations; Resource Allocations. Service Recipients acknowledge that Service Providers provide to themselves and other members of the Service Provider Group services that are similar to the Services. Consequently, the Service Provider may, from time to time, experience competing demands for its various services. Accordingly, Service Recipients agree that Service Providers may use reasonable discretion in prioritizing requests for service delivery among the Service Recipient and other members of the Service Provider Group, in each case consistent with past practices; provided that the Service Provider communicates scheduling issues associated with the delivery of any particular Service hereunder with the Service Coordinator for the Service Recipient Group, and that the Service Provider makes reasonable efforts to accommodate the Service Recipient’s requests for Services. No Service Provider shall be required to add or retain staff, equipment, facilities or other resources in order to provide any Service. With the prior written consent of the applicable Service Recipient (which consent shall

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not be unreasonably withheld, declined or conditioned), the Service Provider shall have the right to outsource all or portions of some Services to qualified third-party subcontractors; provided that the Service Provider shall be responsible for the costs of such third-party subcontractors.

(g)           Extension of Services; Cancellation of Services prior to Expiration Date.

(i)            Each Services Annex shall set forth the duration of each Service to be provided under this Agreement (the “Applicable Services Initial Term”) and shall specify the duration, terms and conditions of any optional extension periods beyond the Applicable Services Initial Term and the number of any such extensions permitted. If any Service Recipient requests in accordance with the applicable Services Annex that a Service Provider perform any Service beyond the Applicable Services Initial Term (or the end of any extension thereof, if applicable), the Service Provider shall be obligated to perform such Service for the duration of the extension period as provided in the applicable Services Annex.

(ii)           No Service Provider shall have any obligation to provide any Service beyond the Applicable Services Initial Term, as such term may be extended in accordance with Section 2.1(g)(i) (the end of such term, or the date of earlier termination of the Services in accordance with Sections 2.1(g)(iii), 2.1(g)(iv) or 2.2(b), the “Applicable Services Termination Date”).

(iii)          Each Party shall have the option to terminate any one or more of the Services provided by the other Party’s Group at any time prior to the Applicable Services Termination Date(s); provided that such Party gives the other Party at least forty-five (45) days’ prior written notice of its election to exercise such option.

(iv)          Except as provided in Section 2.1(g)(v) below, if either Party materially defaults on its obligations under this Agreement (including the failure of any member of such Party’s Group to timely pay for Services in accordance with this Agreement) and such default is not cured within thirty (30) days of receipt of written notice of such default, the non-defaulting Party shall have the right, at its sole discretion, to immediately terminate the Services with respect to which the default occurred.

(v)           In the event that either Party shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) calendar days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement by providing written notice to the other Party.

(vi)          Each Service Provider’s obligation to provide Services to a member of the Service Recipient’s Group shall terminate immediately if such Service Recipient ceases to be a member of the Service Recipient’s Group.

(vii)         Following the Applicable Services Termination Date and except as otherwise agreed to by the RemainCo Group and the SpinCo Group, neither Party will be

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under any further obligation with respect to any Service so terminated; provided that the Service Recipient will remain obligated for any Service Fees for the terminated Service through the Applicable Services Termination Date and any Direct Charges related to such Service.

(h)           Cooperation. RemainCo and SpinCo shall cooperate with one another in good faith and provide such further assistance as the other Party may reasonably request in connection with the provision of Services hereunder, including with respect to any cooperation reasonably required to effect the transition of any Service to the Service Recipient or its designated third-party service provider following the Applicable Services Termination Date.

Section 2.2            Fees for Services.

(a)           Service Fees. Each Party shall pay to the other Party a monthly fee (each a “Service Fee”) for each of the Services as specified on the applicable Services Annex for each month up to and including the month in which the Applicable Services Termination Date for each such Service occurs. Notwithstanding the foregoing, if the Parties specifically agree in writing that certain Service Fees shall be payable on other than a monthly basis, each such Service Fee shall be payable on the basis agreed. The Service Fee for any Additional Service, and any adjustment to a Service Fee in connection with a mutually agreed change in the volume, nature or location of a Service, shall be mutually agreed by the Parties prior to the date such Additional Services are provided or such change becomes effective. The Service Recipient shall be responsible for all applicable taxes imposed on the sale, performance, provision or delivery of the Services, other than any taxes imposed on the Service Provider’s income.

(b)           Adjustment to Service Fees. The Service Fee for each Service shall be subject to increase (i) to the extent the cost to the Service Provider of providing that Service increases due to higher costs imposed by third parties, (ii) to the extent caused by an any change in the volume or quantity applicable to any Services beyond that contemplated in the applicable Services Annex, and (iii) in the event of modifications to the systems, processes, physical or technical environment or level of trained personnel at the Service Recipient’s facility; provided, that any such increase to any Service Fees shall be negotiated and agreed in good faith by the Service Coordinators no later than thirty (30) days following written request from the applicable Service Provider for such increase; provided, further, that the Service Recipient shall have the right, in its sole discretion, to terminate the Services subject to the Service Fee increase upon written notice delivered no later than five (5) Business Days following receipt of notice of such Service Fee increase. Notwithstanding the foregoing, the Service Provider shall bear any additional costs arising from (i) retention of consultants for the migration of software or applications to an existing or new platform, or any improvement or modification thereto, (ii) the Service Recipient’s decision to outsource any of its management information system functions and (iii) any requirement for additional disk space or increased processing capability.

(c)           Direct Charges. In addition to the fees set forth above, and except as may otherwise be set forth in any Ancillary Agreement, to the extent practicable, the following items will be directly charged to the Service Recipient (“Direct Charges”): (1) all third-party expenses directly related to the Service Recipient, including, but not limited to, outside legal fees, outside accounting fees, and fees and expenses of external advisors and consultants, (2) costs associated

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with any telecommunications contracts or information service licenses to the extent related or arising out of the assignment of any such contracts or licenses to the Service Recipient, and (3) insurance costs, including but not limited to, general liability, automobile liability, comprehensive liability, excess liability, property and directors and officers.

Section 2.3            Payment of Fees.

(a)           On or before the 15th day of each month during the term of this Agreement, each Service Provider shall make a diligent effort to submit to the each Service Recipient an invoice for the Services provided hereunder during the immediately preceding calendar month. Except for amounts being disputed by any Service Recipient in good faith in accordance with Section 2.5, each Service Recipient shall remit payment within ten (10) days after the receipt of such invoice. Notwithstanding the foregoing, unless and until payment has not been received within thirty (30) days of receipt of the applicable invoice, the Service Provider shall not be entitled to suspend or terminate the Services related to the unpaid amounts. Unless otherwise agreed to in writing, each Service Recipient shall remit all funds due under this Agreement to each Service Provider either by wire transfer or Automated Clearing House (ACH) in immediately available funds. Each Party’s wiring instructions shall be provided to the other Party in writing (each Party may revise these from time to time upon notice to the other Party).

(b)           To the extent reasonably practicable, all third-party invoices for Direct Charges shall be promptly submitted to the applicable Service Recipient for payment. For Direct Charges not paid directly by the Service Recipient, if any, the Service Provider shall include such amounts in its monthly invoice to the applicable Service Recipient.

Section 2.4            Records Maintenance and Audits. Each Service Recipient shall, for so long as Services are being provided under this Agreement and for two (2) years following the Expiration Date (or such longer period as required by applicable Law), maintain records and other evidence sufficient to accurately and properly reflect the performance of the Services hereunder and the amounts due determined in accordance with Section 2.2. Service Recipients and their applicable Service Coordinator and other representatives shall have reasonable access to such records for the purpose of auditing and verifying the accuracy of the invoices submitted regarding such amounts due, in accordance with the provisions of Section 8.7 of the Separation Agreement. Any such audits shall be at the sole cost and expense of the Service Recipient performing or requesting such audits; provided that the costs associated with any audit that reveals an overpayment of more than ten percent (10%) during the audit period shall be the responsibility of the applicable Service Provider. The Service Recipient shall have the right to audit the Service Provider’s books for a period of two (2) years after the month in which the Services were rendered, except in those circumstances where contracts by the Service Provider Group with third parties limit the audit period to a shorter period.

Section 2.5            Disputed Amounts. In the event of a good-faith dispute as to the amount and/or propriety of any invoices or any portions thereof submitted pursuant to Section 2.3, if any, the applicable Service Recipient shall pay all undisputed charges on such invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify the applicable Service Provider and Service Coordinator in writing of such disputed amounts and the reasons each such charge is disputed. Upon written request, the Service Provider shall use commercially

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reasonable efforts to provide the Service Recipient with sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute. In the event the Service Coordinators are unable to resolve the dispute within thirty (30) days after the invoice becomes due, the matter shall be resolved in accordance with the dispute resolution procedures set forth in Article VI of the Separation Agreement. The Service Recipient shall remit payment of the amount determined by agreement of the Service Providers or as a result of the dispute resolution procedures to be properly payable not later than ten (10) days following such determination, together with interest thereon calculated daily at the Applicable Rate. In the event of any overpayments by the Service Recipient, the Service Provider agrees to promptly refund any such overpaid amount to the Service Recipient. So long as the Parties are attempting in good faith to resolve the dispute, neither Party shall be entitled to terminate the Services related to, or the cause of, the disputed amounts.

Section 2.6            Undisputed Amounts. Any statement or payment not disputed in writing by either Party within one (1) year of the date of such statement or payment shall, absent fraud or manifest error, be considered final and binding and no longer subject to dispute or adjustment.

ARTICLE III.
CONFIDENTIALITY

Section 3.1            The Parties each acknowledge and agree that the terms of Section 8.10 of the Separation Agreement shall apply to information, documents, plans and other data made available or disclosed by one Party to the other in connection with this Agreement.

Section 3.2            The provisions of this Article III shall survive for a period of three (3) years following the expiration or termination of this Agreement.

ARTICLE IV.
MISCELLANEOUS

Section 4.1            Termination. This Agreement shall terminate on the Expiration Date, unless terminated earlier pursuant to Section 2.1(g).

Section 4.2            No Third-Party Beneficiaries. Except for the release and indemnification rights and limitations of liability under Section 4.4 of this Agreement which shall inure to the benefit of, and be enforceable by, the members of each Party’s Service Provider Group and each of their respective Affiliates, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person (including, without limitation, any stockholders of RemainCo or stockholders of SpinCo) except the Parties hereto any rights or remedies hereunder; and (b) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third Person (including, without limitation, any stockholders of RemainCo or stockholders of SpinCo) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to the Separation Agreement, this Agreement or any other Ancillary Agreement.

Section 4.3            No Fiduciary Duties. It is expressly understood and agreed that this Agreement is a purely commercial transaction between RemainCo and SpinCo and that nothing stated herein shall operate to create any special or fiduciary duty that either Party or any member

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of such Party’s Group or their respective Affiliates shall owe to the other Party, any member of the other Party’s Group or their respective Affiliates, or vice versa. Nothing stated herein shall obligate or require either Party or any member of such Party’s Group to do anything which such Party deems to be detrimental or injurious to any other business or commercial activities of itself or any member of its Group or their respective Affiliates, and it is expressly understood and agreed that each Service Provider shall be obliged to exert only commercially reasonable efforts in providing Services hereunder.

Section 4.4            Limited Warranty; Limitation of Liability.

Each Party represents, on behalf of itself and each other member of such Party’s Service Provider Group, that each Service Provider will use reasonable care in providing Services to the members of the Service Recipient Group, and such Services shall be provided by the applicable Service Provider in accordance with all applicable Laws, rules, and regulations. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE AND IN SECTION 2.1(B), ALL SERVICES AND PRODUCTS ARE RENDERED AND PROVIDED TO THE SERVICE RECIPIENTS AS IS, WHERE IS, WITH ALL FAULTS, AND THE SERVICE PROVIDERS MAKE NO (AND HEREBY DISCLAIM AND NEGATE ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE SERVICE RECIPIENTS. FURTHERMORE, THE SERVICE RECIPIENTS MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO THE SERVICE RECIPIENTS BY ANY PARTY (INCLUDING AN AFFILIATE OF THE SERVICE PROVIDER GROUP) PERFORMING SERVICES ON BEHALF OF THE SERVICE PROVIDER GROUP HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO A SERVICE RECIPIENT.

IT IS EXPRESSLY UNDERSTOOD BY EACH PARTY, ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE SERVICE RECIPIENT GROUP, THAT THE SERVICE PROVIDER GROUP SHALL HAVE NO LIABILITY FOR ANY SERVICES PROVIDED HEREUNDER AND FURTHER THAT THE SERVICE PROVIDER GROUP SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY THIRD PARTY, UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER THAT CONSTITUTES FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE SERVICE PROVIDER OR ITS AFFILIATES. EACH PARTY AGREES THAT THE REMUNERATION PAID TO THE SERVICE PROVIDER GROUP HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECTS THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER THE SERVICE PROVIDER GROUP NOR ITS AFFILIATES, ON THE ONE HAND, NOR THE SERVICE RECIPIENT GROUP NOR ITS AFFILIATES, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES.  OF THE OTHER ARISING IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT OR, IN THE CASE OF THE

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SERVICE PROVIDER GROUP AND ITS AFFILIATES, THE PERFORMANCE OF THE SERVICES CONTEMPLATED HEREBY (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO A THIRD-PARTY CLAIM), REGARDLESS OF THE FAULT OF THE SERVICE PROVIDER GROUP, OR ANY THIRD-PARTY PROVIDER, OR WHETHER THE SERVICE PROVIDER GROUP, OR THE THIRD-PARTY PROVIDER, ARE CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT. TO THE EXTENT ANY THIRD-PARTY PROVIDER HAS LIMITED ITS LIABILITY TO THE SERVICE PROVIDER GROUP FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE APPLICABLE SERVICE RECIPIENT AGREES TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE SERVICE RECIPIENT BY SUCH THIRD-PARTY PROVIDER UNDER THE APPLICABLE SERVICE PROVIDER’S AGREEMENT. EXCEPT IN CASES OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE SERVICE PROVIDER GROUP’S COLLECTIVE MAXIMUM LIABILITY TO THE SERVICE RECIPIENT GROUP WITH RESPECT TO ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAYABLE HEREUNDER BY THE SERVICE RECIPIENT GROUP (EXCLUDING DIRECT CHARGES).

The Service Recipient Group shall assume all liability and shall further release, indemnify and hold each member of the Service Provider Group and their respective employees, officers, directors and agents free and harmless from and against all losses resulting from, arising out of or related to (A) the performance of the Services, however arising and whether or not caused by the negligence of any member of the Service Provider Group or any third-party provider, other than losses caused by the fraud, gross negligence or willful misconduct of any member of the Service Provider Group or any third-party provider or the material breach of this Agreement by any member of the Service Provider Group or any third-party provider, (B) any material breach of this Agreement by the Service Recipient Group or (C) the fraud, gross negligence or willful misconduct of the Service Recipient Group.

The Service Provider Group shall assume all liability and shall further release, indemnify and hold each member of the Service Recipient Group and their respective employees, officers, directors and agents free and harmless from and against all losses resulting from, arising out of or related to (A) the fraud, gross negligence or willful misconduct of the Service Provider Group or any third-party provider in the performance of or failure to perform the Services or (B) any material breach of this Agreement by the Service Provider Group or any third-party provider.

Section 4.5            Force Majeure. Neither Party shall be deemed in default of this Agreement for failure to fulfill any obligation, other than a delay or failure to make a payment, so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement, as applicable, as soon as reasonably practicable.

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Section 4.6            Insurance Matters. Each Party shall, to the extent commercially reasonable, maintain insurance applicable to the Services and in such type and amounts, and covering such risks, in each case as are customary for businesses similar to the business of such Party.

Section 4.7            Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each Party hereto shall use its commercially reasonable efforts, prior to, on and after the Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws, regulations and agreements, to consummate and make effective the transactions contemplated by this Agreement to provide the Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

Section 4.8            Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in accordance with this Section 4.8):

(a)                                 If to RemainCo, to:

Archrock, Inc.

16666 Northchase Dr.

Houston, Texas 77060

Attention: General Counsel

Fax:  (281) 836-8060

(b)                                 If to SpinCo, to:

Exterran Corporation

4444 Brittmoore Rd

Houston, Texas 77041

Attention: General Counsel

Fax:  (281) 836-8036

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

Section 4.9            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to each other Party. Each Party hereto acknowledges that it and the other Party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as

12

if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

Section 4.10         Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated or to the inducement of either Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, irrespective of the choice of laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 4.11         Dispute Resolution. Except as otherwise provided in Section 2.1(d) or Section 2.5, the dispute resolution procedures set forth in Article VI of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof.

Section 4.12         Assignability. Except for the ability of any Service Provider to cause one or more of the Services to be performed by a third-party provider in accordance with Section 2.1(f) or an Affiliate of the Service Provider, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither Party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party hereto.

Section 4.13         Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties hereto shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 4.14         Compliance with Law. Each Party, on behalf of itself and such Party’s Service Recipient Group, represents and agrees that it will use the Services provided hereunder only in accordance with all applicable Law, and in accordance with the conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions made available or communicated by any Service Provider to any Service Recipient or any of its Affiliates on an ongoing basis throughout the term of this Agreement. In performing the Services, the Service Provider Group will comply with all applicable Law. Each member of the Service Provider Group reserves the right to take all actions, including termination of any

13

particular Service or Services, that such Service Provider reasonably believes to be necessary to assure compliance with applicable Law (including specifically, but without limitation, any applicable antitrust Laws and regulations); provided, however, that such Service Provider will endeavor to provide the applicable Service Recipient with as much prior notice as is reasonably practical before taking any such action.

Section 4.15         Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by either Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom such waiver, amendment, supplement or modification is sought to be enforced.

Section 4.16         Waivers of Default. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.17         Entire Agreement. This Agreement, the Separation Agreement and the other Ancillary Agreements, and the exhibits, annexes and schedules hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein. In the case of any conflict between the provisions of this Agreement and the Separation Agreement, the provisions of this Agreement shall prevail.

Section 4.18         Survival. The Parties agree that any limitations on liability or responsibility and any exculpatory, disclaimer, waiver or similar provisions will survive the Expiration Date or any other termination of this Agreement and that neither the Expiration Date nor any such termination shall affect any obligation for the Service Fees for any terminated Services, in each case performed or incurred prior to the Expiration Date or any other termination.

[Signatures of Parties on Next Page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement with effect as of the date first above written.

EXTERRAN HOLDINGS, INC.

By:	/s/ D. Bradley Childers
Name:	D. Bradley Childers
Title:	President

EXTERRAN CORPORATION

By:	/s/ Andrew J. Way
Name:	Andrew J. Way
Title:	President

Signature Page to Transition Services Agreement

Annex A

RemainCo Services

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Extensions	(Dollars in Thousands)
R1	Accounting	SEC Reporting Short Term Support	5.0	0.0	Reporting	1	1	—
R2	Accounting	Fixed Asset Accounting Support	4.0	0.0	Reporting	1	1	—
R3	Accounting	Corporate Accounting Short Term Support Carve-out Financials and 10Q	1.0	0.0	Reporting	1	1	—
R4	Accounting	North America Accounting	4.0	0.0	Reporting	1	1	—
R5	Accounting	SpinCo - Opening balance sheet	4.0	0.0	Reporting	1	1	—
R6	Accounting	New Role Transition - Shared Services Manager transition	3.0	0.0	Knowledge Transfer	1	1	—
R7	Accounting	Accounts Receivable	4.0	0.0	Operational Support	3	1	—
R8	Accounting	BlackLine system administrator and system stand-up	4.0	0.0	Operational Support	3	1	—
R9	Accounting	New Role Transition - Supervisor of iExpense	3.0	0.0	Knowledge Transfer	1	1	—
R10	Accounting	Shared Services - Billing	3.0	0.0	Knowledge Transfer	1	1	—
R11	Accounting	Accounts Payable and Disbursements	3.0	0.0	Knowledge Transfer	1	1	—
R13	Accounting	LTI / stock-based compensation diclosure reporting	17.0	0.0	Operational Support	0	0	—
R14	Accounting	LTI / stock-based compensation expense reporting	17.0	0.0	Operational Support	0	0	—

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Extensions	(Dollars in Thousands)
R15	Accounting	LTI / stock-based compensation grant and vesting cycle support	5.0	0.0	Operational Support	3	1	—
R16	Tax	Income Tax Reporting - State Income Tax	14.0	1.0	Operational Support	0	0	14
R17	Tax	Income Tax Reporting - Tax Fixed Assets	11.0	3.2	Operational Support	3	1	35
R18	Tax	Income Tax Reporting — Q4 SEC Tax Disclosures	5.0	1.5	Operational Support	3	1	8
R19	Tax	Income Tax Reporting - OneSource and Corptax	12.0	0.5	Operational Support	0	0	6
R20	Tax	Income Tax Reporting - State Apportionment Calculations	12.0	0.8	Operational Support	0	0	9
R21	Tax	Ad Valorem Tax	12.0	1.9	Operational Support	0	0	23
R22	Tax	Sales & Use Tax Audits	24.0	1.7	Operational Support	0	0	40
R23	Tax	Sales Tax Systems	6.0	5.2	Operational Support	3	1	31
R24	BT	Mobile Device Management Services	3.0	1.2	Critical Infrastructure	3	2	4
R25	BT	Conferencing Services	6.0	3.1	Critical Infrastructure	3	2	18
R26	BT	Citrix Support Services	6.0	3.1	Critical Infrastructure	3	2	18
R27	BT	Oracle Manufacturing Support	6.0	6.1	Critical Infrastructure	3	2	37
R28	Treasury	Commingled Collections and Cash Applications	12.0	0.6	Operational Support	0	0	8
R29	Treasury	AR Periodic Settling	12.0	0.0	Operational Support	0	0	—
R30	Treasury	Payments in error tracking	12.0	0.6	Operational Support	0	0	8
R31	Treasury	AP Periodic Settling	12.0	0.0	Operational Support	0	0	—

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Extensions	(Dollars in Thousands)
R32	Treasury	Cash Management / Cash Reconciliation / Training	6.0	1.6	Operational Support	3	1	9
R33	Treasury	Cash Applications Support / Training	6.0	1.6	Operational Support	3	1	9
R34	Treasury	Treasury Management	6.0	1.6	Operational Support	3	1	9
R35	HR	Payroll Services	6.0	13.2	Operational Support	3	1	79
R36	HR	Benefit Services	5.0	6.6	Operational Support	3	1	33
R37	HR	Compensation Services	6.0	3.3	Operational Support	3	1	20
R38	HR	HRIS Services (HR Services, Reporting and Systems)	5.0	6.6	Operational Support	3	1	33
R39	HR	HR Programs Services	5.0	6.6	Operational Support	3	1	33
R40	HR	Engagement	5.0	6.6	Operational Support	3	1	33
R41	HR	Corporate Communications Support	5.0	0.7	Knowledge Transfer	1	1	3
R43	Legal	Litigation case management and training	6.0	5.6	Operational Support	3	1	34
R44	Legal	Corporate Secretary	12.0	1.4	Operational Support	0	0	16
R45	Real Estate	Broussard Services	3.0	5.5	Operational Support	3	1	17
R46	Real Estate	Real Estate Acquisitions Support	6.0	2.0	Operational Support	3	1	12
R47	Real Estate	Real Estate Construction Support	3.0	1.3	Operational Support	3	1	4
R48	Sales	Advanced Pricing	6.0	5.4	Knowledge Transfer	1	1	32
R49	Sales	Commissions Calculations	1.0	2.7	Knowledge Transfer	1	1	3
R50	Fleet	Fleet Utilization Reporting	3.0	1.8	Knowledge Transfer	1	1	5
R51	Fleet	EAM and EAM Reports	3.0	1.8	Knowledge Transfer	1	1	5
R52	HSE	Claims management knowledge transfer and support	6.0	5.8	Knowledge Transfer	1	1	35

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Extensions	(Dollars in Thousands)
R53	HSE	Customer database management knowledge transfer and support	6.0	2.3	Knowledge Transfer	1	1	14
R54	PEQ	PEQ Equipment Storage	6.0	7.8	Operational Support	3	1	47
R55	PEQ	PEQ Facility Access	6.0	0.0	Operational Support	3	1	—
R56	PEQ	PEQ Transitional Operational Support	3.0	9.1	Operational Support	3	1	27
R57	PEQ	Storage of PEQ Fabricated Inventory at Archrock Locations	3.0	0.0	Operational Support	3	1	—
R58	Intl Services	ODC parts shipment support	2.0	3.4	Operational Support	3	1	7
R59	Intl Services	EAM and Advance pricing Application Support and Training	6.0	18.3	Operational Support	3	1	110
R60	Intl Services	Training tracker knowledge transfer	3.0	3.1	Knowledge Transfer	1	1	9
R61	Accounting	EPS calculation support - SpinCo	5.0	0.0	Operational Support	3	1	—
R62	Accounting	Shared Services — Billing	3.0	0.0	Operational Support	3	1	—
R63	Accounting	Warranty Services	3.0	0.0	Operational Support	3	1	—
R64	Accounting	Continuing Professional Education	4.0	0.0	Operational Support	3	1	—
R65	Fleet	CAPEX/OPEX Approvals	3.0	1.8	Operational Support	3	1	5
R66	HR	HR Administrative Support and File Management	3.0	6.6	Operational Support	3	1	20
R67	BT	CSG	12.0	6.6	Operational Support	0	0	79
R68	BT	Security Services	1.0	2.4	Operational Support	3	1	2
R69	BT	Application (non Oracle)	3.0	2.4	Operational Support	3	1	7
R70	Legal	Litigation support (eDiscovery)	6.0	2.1	Operational Support	3	1	13
R71	Supply Chain	Buyer and Inventory support	3.0	8.3	Operational Support	3	1	25
R72	Treasury	Insurance services	6.0	.6	Operational Support	3	1	4

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Extensions	(Dollars in Thousands)
R72	Tax	Income Tax Reporting — ASC 718 SEC Tax Disclosures	18.0	.4	Reporting	0	0	7

Annex B

SpinCo Services

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T1	Accounting	Latin America Accounting — Corporate	0.8	0.0	Reporting	1	1	—
T2	Accounting	Latin America Accounting - in country	0.8	0.0	Reporting	1	1	—
T3	Accounting	Eastern Hemisphere Accounting — Corporate	0.8	0.0	Reporting	1	1	—
T4	Accounting	Eastern Hemisphere Accounting - in country	0.8	0.0	Reporting	1	1	—
T5	Accounting	Manufacturing Accounting	0.8	0.0	Reporting	1	1	—
T6	Accounting	SEC Reporting Short Term Support	0.5	0.0	Reporting	1	1	—

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T7	Accounting	Fixed Asset Accounting Support	0.8	0.0	Reporting	1	1	—
T8	Accounting	Corporate Accounting Short-Term Support	0.8	0.0	Reporting	1	1	—
T9	Accounting	Corporate Accounting Short Term Support RemainCo Pro-forma 8K	1.5	0.0	Reporting	1	1	—
T10	Accounting	Disco - Corporate Accounting	4.0	0.0	Reporting	1	1	—
T11	Accounting	Disco - SEC Reporting	4.0	0.0	Reporting	1	1	—
T12	Accounting	RemainCo - Opening balance sheet	4.0	0.0	Reporting	1	1	—
T13	Accounting	New Role Transition -Accounting SME for Oracle, Hyperion and Essbase	4.0	0.0	Knowledge Transfer	1	1	—
T14	Accounting	Open Role - Fixed Asset Supervisor at RemainCo	4.0	0.0	Knowledge Transfer	1	1	—
T15	Accounting	EPS calculation support — RemainCo	5.0	0.0	Reporting	1	1	—
T17	Accounting	Capital Project management and maintenance function	4.0	0.0	Operational Support	3	1	—
T18	Accounting	BlackLine system administrator and system stand-up	4.0	0.0	Operational Support	3	1	—
T19	Accounting	New Role Transition - Accounts Payable Supervisor	3.0	0.0	Operational Support	3	1	—
T20	Accounting	Shared Services — Billing	3.0	0.0	Operational Support	3	1	—
T22	Accounting	LTI / stock-based compensation diclosure reporting	17.0	0.0	Operational Support	0	0	—

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T23	Accounting	LTI / stock-based compensation expense reporting	17.0	0.0	Operational Support	0	0	—
T24	BT	Access Management Services	3.0	2.4	Critical Infrastructure	3	2	7
T25	BT	Email Forwarding Services	6.0	2.4	Critical Infrastructure	3	2	15
T26	BT	Email Hosting Services	6.0	1.2	Critical Infrastructure	3	2	7
T27	BT	Directory Services	12.0	1.2	Critical Infrastructure	0	0	15
T28	BT	Directory Trust Services	12.0	1.2	Critical Infrastructure	0	0	15
T29	BT	Domain Name Services	3.0	1.2	Critical Infrastructure	3	2	4
T30	BT	Telephone and voicemail forwarding services - Voice	3.0	2.4	Critical Infrastructure	3	2	7
T31	BT	Telephone and voicemail hosting services - Voice	3.0	2.4	Critical Infrastructure	3	2	7
T32	BT	Network Services	12.0	5.1	Critical Infrastructure	0	0	61
T33	BT	Remote Access	12.0	3.1	Critical Infrastructure	0	0	37
T34	BT	SharePoint	6.0	3.1	Critical Infrastructure	3	2	18
T35	BT	Packaged Desktop Applications Support	6.0	1.2	Critical Infrastructure	3	2	7
T36	BT	System Center & Monitoring Support Services	6.0	3.1	Critical Infrastructure	3	2	18

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T37	BT	Server and Storage	6.0	1.2	Critical Infrastructure	3	2	7
T38	BT	Oracle Operations Support	6.0	6.1	Critical Infrastructure	3	2	37
T40	BT	Controls & Compliance	3.0	4.9	Critical Infrastructure	3	2	15
T41	BT	Change Management	3.0	6.1	Critical Infrastructure	3	2	18
T42	BT	Data Restoration	1.0	1.2	Critical Infrastructure	3	2	1
T44	HR	HR Corporate Strategy Support	9.0	6.6	Operational Support	3	1	60
T45	HR	HR Operations Management Support	6.0	6.6	Operational Support	3	1	40
T46	HR	HR Business Unit Partner Support	3.0	3.3	Operational Support	3	1	10
T48	HR	HR Programs Services	5.0	6.6	Operational Support	3	1	33
T49	HR	HRIS Services (HR Services, Reporting and Systems)	5.0	13.2	Operational Support	3	1	66
T50	HR	Recruiting Services	6.0	13.2	Operational Support	3	1	79
T51	HR	Payroll Services	8.0	19.9	Operational Support	3	1	159
T52	HR	Benefit Services	3.0	6.6	Operational Support	3	1	20
T53	HR	Compensation Services	9.0	19.9	Operational Support	3	1	179

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T56	HR	Corporate Communications Support	3.0	0.7	Knowledge Transfer	1	1	2
T58	Legal	Trade Control: Sanctions Compliance	9.0	0.85	Operational Support	3	1	8
T59	Legal	Import Compliance Support	9.0	1.28	Knowledge Transfer	1	1	11
T60	Legal	Compliance Reporting	10.0	13.11	Operational Support	3	1	6
T61	Legal	Trade Control: Boycott Compliance	8.0	0.17	Operational Support	3	1	1
T62	Legal	Trade Control: Restricted Party List Review	9.0	0.85	Operational Support	3	1	8
T63	Legal	Trade compliance oversight and training	9.0	6.70	Operational Support	3	1	60
T64	Legal	Internal Audit - BT SOX audit services	9.0	4.92	Operational Support	3	1	44
T65	Legal	Equity Plan Administration	7.0	4.26	Operational Support	3	1	30
T66	Tax	Income Tax Reporting - Federal Income Tax	11.0	2.3	Operational Support	3	1	26
T67	Tax	Income Tax Reporting - State Income Tax	14.0	0.9	Operational Support	0	0	12
T68	Tax	Income Tax Reporting - Amendments	24.0	0.3	Operational Support	0	0	8
T69	Tax	Income Tax Reporting - Amendments State	24.0	1.0	Operational Support	0	0	23
T70	Tax	Income Tax Reporting — Q3 SEC Tax Disclosures	2.0	22.5	Operational Support	3	1	45

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T71	Tax	Income Tax Reporting — Q4 SEC Tax Disclosures	4.0	4.6	Operational Support	3	1	19
T72	Tax	Income Tax Reporting - OneSource and Corptax	12.0	0.5	Operational Support	0	0	6
T73	Tax	Income Tax Reporting - State Apportionment Calculations	12.0	2.1	Operational Support	0	0	25
T74	Tax	Income Tax Audits	24.0	1.6	Operational Support	0	0	39
T75	Tax	Sales & Use Tax Audits	24.0	0.4	Operational Support	0	0	10
T76	Tax	Use Tax Audits	24.0	0.4	Operational Support	0	0	9
T77	FP&A	Essbase/Hyperion Support and Training	6.0	1.5	Knowledge Transfer	1	1	9
T78	FP&A	IR Support and Training	6.0	7.7	Knowledge Transfer	1	1	46
T79	FP&A	Budget and financial planning follow up support	6.0	1.5	Knowledge Transfer	1	1	9
T80	Treasury	Commingled Collections and Cash Applications	12.0	0.6	Operational Support	0	0	8
T81	Treasury	AR Periodic Settling	12.0	0.0	Operational Support	0	0	—
T82	Treasury	Payments in error tracking	12.0	0.6	Operational Support	0	0	8
T83	Treasury	AP Periodic Settling	12.0	0.0	Operational Support	0	0	—
T84	Treasury	Cash Management / Cash Reconciliation / Training	6.0	1.6	Operational Support	3	1	9

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T85	Treasury	Cash Applications Support / Training	6.0	1.6	Knowledge Transfer	1	1	9
T86	Sales	Commissions Calculations	1.0	2.7	Operational Support	3	1	3
T87	Real Estate	Broken Arrow	3.0	1.7	Operational Support	3	1	5
T90	HSE	Intelex, Xact, Sys Ad knowledge transfer and support	6.0	5.8	Knowledge Transfer	1	1	35
T91	NA Ops	Windrock knowledge transfer and training	6.0	6.1	Knowledge Transfer	1	1	37
T93	NA Ops	Service Manager North America Operations	12.0	12.5	Operational Support	0	0	150
T94	NA Ops	South TX NAOps Support	12.0	8.3	Operational Support	0	0	100
T95	Accounting	Latin America Accounting - Corporate - Year End and Audit Support	4.0	0.0	Reporting	1	1	—
T96	Accounting	Latin America Accounting - in country - Year End and Audit Support	4.0	0.0	Reporting	1	1	—
T97	Accounting	Eastern Hemisphere Accounting - Corporate - Year End and Audit Support	4.0	0.0	Reporting	1	1	—
T98	Accounting	Eastern Hemisphere Accounting - in country - Year End and Audit Support	4.0	0.0	Reporting	1	1	—
T99	Accounting	Manufacturing Accounting - Year End and Audit Support	4.0	0.0	Reporting	1	1	—

				Cost / Month	Suggested Extension Options			Cumulative Cost
	Function	Scope	Duration (Months)	(Dollars in Thousands)	Classification	Duration (Months)	Number of Extensions	(Dollars in Thousands)
T100	Accounting	Fixed Asset Accounting Support - Year End and Audit Support	4.0	0.0	Reporting	1	1	—
T101	Accounting	Corporate Accounting Year-end and Audit Support	1.0	0.0	Reporting	1	1	—
T102	Accounting	AMS Contract Compression Installation	3.0	0.0	Operational Support	3	1	—
T103	Accounting	CAO and Controller functionality	4.0	0.0	Operational Support	3	1	—
T104	Legal	Litigation support (eDiscovery)	6.0	.5	Operational Support	3	1	3
T105	Legal	Records Management	3.0	0.5	Operational Support	3	1	2
T106	Legal	Heavy Equipment Litigation	12.0	0.3	Operational Support	0	0	3
T107	Operations	Operations support services	6.0	10.2	Operational Support	3	1	61
T108	Engineering	Engineering support services	12.0	11.4	Operational Support	0	0	137
T109	BT	Database	6.0	3.1	Operational Support	3	1	18
T110	Treasury	Risk Management support	6.0	2.1	Operational Support	3	1	12
T111	Tax	Income Tax Reporting — ASC 718 SEC Tax Disclosures	18.0	.4	Reporting	0	0	7

Annex C

Service Coordinators

RemainCo — Paul Burkart

Spinco — Michael Bent